QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Starwood Property Trust, Inc. on Form S-3 of our reports dated February 26, 2014 related to the consolidated financial statements and financial statement schedules of Starwood Property Trust, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Starwood Property Trust, Inc. for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in such prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Miami, Florida May 15, 2014

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM